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                                                            EXHIBIT 10(c)




                     JOHN J. DUR SEVERANCE ARRANGEMENT
                AS AMENDED AND RESTATED THROUGH MAY 7, 1996


       John J. Dur has an agreement with the Company which provides for the payment of from six months up to twenty-four months of severance, based upon his then current base annual salary, depending upon the particular circumstances of his termination of employment at that time and various subsequent events following the completion or other conclusion of his present assignment.